UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 22, 2011

Enstar Group Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 2267, Windsor Place, 3rd Floor 18 Queen Street, Hamilton HM JX Bermuda		N/A
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 292-3645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

As previously disclosed in a Form 8-K filed on April 21, 2011, Enstar Group Limited (“Enstar”) entered into an Investment Agreement on April 20, 2011 with GSCP VI AIV Navi, Ltd., GSCP VI Offshore Navi, Ltd., GSCP VI Parallel AIV Navi, Ltd., GSCP VI Employee Navi, Ltd., and GSCP VI GmbH Navi, L.P. (collectively, “GSCP”) pursuant to which Enstar agreed to issue and sell, and GSCP agreed to purchase, equity securities of Enstar in exchange for an aggregate purchase price of approximately $291.6 million. The purchase and sale of the equity securities was scheduled to close in three separate closings, subject to certain conditions.

At an initial closing on April 20, 2011, GSCP invested approximately $110.2 million in Enstar to acquire 531,345 voting ordinary shares of Enstar and 749,869 Series A convertible non-voting preference shares of Enstar (“Non-Voting Preferred Shares”) at a purchase price of $86.00 per share. At the initial closing, Enstar also issued to GSCP warrants to acquire an additional 340,820 Non-Voting Preferred Shares at $115.00 per share. Following receipt of shareholder approval of certain matters related to the transaction at Enstar’s Annual General Meeting of Shareholders on June 28, 2011, the Non-Voting Preferred Shares automatically converted into non-voting ordinary shares and the warrants automatically converted into the right to purchase non-voting ordinary shares.

On December 22, 2011, Enstar completed the simultaneous closing of the second and third tranches of the investment and issued 134,184 voting ordinary shares and 1,975,768 non-voting ordinary shares to GSCP for a total purchase price of approximately $181.5 million, or $86.00 per share.

Following the closing on December 22, 2011, GSCP has purchased from Enstar an aggregate of 665,529 voting ordinary shares, 2,725,637 non-voting ordinary shares, and warrants to purchase an additional 340,820 non-voting ordinary shares at $115.00 per share. The shares GSCP purchased from Enstar represent approximately 19.9% of Enstar’s outstanding voting and non-voting ordinary shares on an aggregate fully diluted basis, and the warrants represent the right to acquire approximately an additional 2.0% of Enstar’s outstanding voting and non-voting ordinary shares on a fully diluted basis. The voting ordinary shares GSCP purchased from Enstar represent less than 4.9% of Enstar’s outstanding voting ordinary shares.

Other than pursuant to the exercise of the warrants, Enstar has no obligation to issue any additional shares to GSCP.

The securities sold at each closing were sold to GSCP without registration in a private placement pursuant to Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENSTAR GROUP LIMITED

Date: December 22, 2011	By:	/s/ Richard J. Harris
Richard J. Harris
Chief Financial Officer